SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                          F O R M  8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): February 16, 1995
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                       MARK IV INDUSTRIES, INC.
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     (Exact name of registrant as specified in its charter)


                             Delaware
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        (State or other jurisdiction of incorporation)


          1-8862                               23-1733979
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(Commission File Number)          (IRS Employer Identification No.)


501 John James Audubon Pkway., Amherst, New York        14226-0810
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:   (716-689-4972)
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  (Former name or former address, if changed since last report.)











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Item 5 - Other Events
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     On February 16, 1995, (the "Redemption Date") the Registrant completed a redemption of the $37,478,000 outstanding aggregate principal amount of its 6-1/4% Convertible Subordinated Debentures due February 15, 2007 (the "Debentures") at a redemption price of 104.75% of principal amount plus accrued interest from February 15, 1995 to the Redemption Date.

     As a result of the call for redemption, substantially all of the Debentures were voluntarily converted into approximately 2.6 million shares of Common Stock, par value $.01 per share ("Common Stock"), of the Registrant. The Registrant now has outstanding approximately 57 million shares of Common Stock.











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                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MARK IV INDUSTRIES, INC.



                                        By:/s/Richard L. Grenolds
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                                           Richard L. Grenolds
                                           Vice President and Chief
                                            Accounting Officer






Date:  February 17, 1995
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